Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Transition Therapeutics Inc. on Form F-10/A (Registration No. 333-162194) of our report dated September 16, 2009 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting which appears as an exhibit to the Annual Report on Form 40-F filed on September 16, 2009. We also consent to the reference to us under the heading “Auditors” in the prospectus filed as part of this Registration Statement on Form F-10/A.

/s/ PricewaterhouseCoopers LLP

Mississauga, Canada

October 8, 2009